Exhibit 99.1

PROS HOLDINGS, INC. REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

•	Introduces bookings metric to provide greater transparency: bookings of $26.5 million in the first quarter, a 24% increase over the first quarter of 2014.

•	New customer growth rate exceeds strong bookings growth of 24%.

•	Non-GAAP revenue of $44.8 million for the first quarter, an increase of 5% over the first quarter of 2014.

HOUSTON – May 7, 2015 — PROS Holdings, Inc. (NYSE: PRO), a big data software company, today announced financial results for the first quarter ended March 31, 2015.

Total non-GAAP revenue for the first quarter of 2015 was $44.8 million, an increase of 5% over the first quarter of 2014.

CEO Andres Reiner stated, “We are pleased with our 24% bookings growth in the first quarter on the strength of more subscription business than we anticipated. Our investments in our cloud strategy over the past several years have created an inflection point in customer preference for cloud. We are excited to accelerate our cloud strategy with a cloud-first approach that aligns with customers and drives even greater value from our market-leading smart applications. We believe this puts us in an even stronger position to capitalize on our large market opportunity.”

For the quarter ended March 31, 2015, GAAP revenue was $43.7 million, a 7% increase from $40.9 million for the first quarter of 2014. GAAP operating loss was $11.7 million, compared with $8.5 million in the first quarter of 2014. GAAP net loss for the first quarter was $14.2 million or $0.48 per share, compared with $8.5 million, or $0.29 per share, in the first quarter of 2014.

For the quarter ended March 31, 2015, non-GAAP operating loss was $3.1 million, compared with operating income of $0.8 million in the first quarter of 2014. Non-GAAP net loss for the first quarter of 2015 was $2.6 million, or $0.09 per share, compared with net income of $0.3 million, or $0.01 per share, in the first quarter of 2014.

Recent Business Highlights

•
Added a record number of new customers such as KapStone Paper and Packaging Corporation, L-com Global Connectivity, St1 Nordic, and WABCO Holdings Inc., among others. Continued to broaden and deepen partnerships with existing customers such as Brussels Airlines, Emirates, and Qantas Airways.

•
Grew attendance more than 40% at PROS Outperform conferences in the U.S. and Europe, where guests heard from customers, partners and experts from Accenture, Adecco Group France, Bausch + Lomb, Brasil Foods, Cardinal Health, Inc., Ciena Corporation, Clariant, HP, Kemira, Microsoft, Panduit, Salesforce.com, and Simon-Kucher & Partners, among others.

•
Announced a partnership with SpringCM to provide integrated contract management with PROS CPQ solution in Salesforce.com and Microsoft Dynamics CRM environments. The combination of price optimization, CPQ, and contract management provides an opportunity-to-revenue platform designed to help customers improve win rates and profitability by streamlining the selling process all the way through contracting.

•
Announced the availability of PROS CPQ solution for Microsoft Dynamics CRM to provide an end-to-end opportunity-to-revenue platform that can increase quoting speed and accuracy, drive incremental profitability, and enable sales teams to win more business.

Executive Vice President and Chief Financial Officer Stefan Schulz stated, “I am thrilled to be a part of the PROS team. We were pleased with the 24% bookings growth in the first quarter, and believe we are well positioned to deliver strong bookings growth for the full year. Our revenue outlook reflects our strategic decision to accelerate our cloud strategy to meet the rising demand for our cloud solutions. We believe recurring revenues and total lifetime customer value will drive significant value for PROS and our shareholders.”

The attached tables provide a reconciliation of GAAP to non-GAAP revenue, gross profit, income from operations, and net income, as well as earnings (loss) per share for the quarter ended March 31, 2015.

Financial Outlook

Based on information as of today, PROS anticipates the following:

•
Total non-GAAP revenue for the second quarter of 2015 in the range of $40.0 million to $42.0 million, and total non-GAAP revenue for the full year ending December 31, 2015, in the range of $178.0 million to $183.0 million.

•
Non-GAAP operating loss of $5.0 million to $6.0 million and non-GAAP loss per share of $0.13 to $0.15 for the second quarter of 2015, which excludes estimated non-cash share-based compensation charges of approximately $7.0 million, estimated intangible amortization of approximately $1.2 million, amortization of debt discount and issuance costs of approximately $1.5 million, and any tax consequences related to such items.

•	Non-GAAP operating margin for the full year 2015 is expected to be negative 6.0% at the mid-point.

•	Non-GAAP estimated tax rate of approximately 36% for both the second quarter and full year 2015.

•	Estimated 29.5 million basic weighted average shares outstanding for the second quarter and full year 2015.
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on May 7, 2015, at 4:30 p.m. (ET) to discuss the company’s financial results and business outlook. To access this call, dial 888-504-7963 (toll-free) or 719-325-2432, and enter passcode 3525998. The live webcast of the conference call can be accessed under the “Investor Relations” section of the Company’s website at www.pros.com.

Following the conference call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.pros.com. A telephone replay will be available until May 14, 2015, at 877-870-5176 (toll-free) or 858-384-5517 using the passcode 3525998. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s website at www.pros.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a big data software company that helps customers outperform in their markets by using big data to sell more effectively. We apply years of data science experience to unlock buying patterns and preferences within transaction data to reveal which opportunities are most likely to close, which offers are most likely to sell and which prices are most likely to win. PROS offers big data solutions to optimize sales, pricing, quoting, rebates and revenue management across more than 40 industries. PROS has completed over 800 implementations of its solutions in more than 55 countries. The PROS team comprises more than 1,000 professionals around the world. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ momentum and future financial performance; positioning; management's confidence and optimism; customer successes; the success of our acquisitions of PROS France SAS, previously known as Cameleon Software, SA ("Cameleon"), and SignalDemand, Inc.; partner ecosystem growth; big data solutions to optimize pricing and sales effectiveness solutions demand; business predictability; bookings; shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk that we will face increased competition as part of entering new markets, (b) the risk that the market for PROS’ software does not grow as anticipated, (c) the challenges associated with selling, installing, and delivering PROS' products and services, (d) the impact that a slowdown in the world or any particular economy has on PROS’ business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (e) the difficulties and risks associated with developing and selling complex new products and enhancements with the technical specifications and functionality desired by customers, (f) the risk that we will be unable to integrate our acquisitions effectively and on the timeline we anticipate, (g) the difficulties of making accurate estimates necessary to complete a project and recognize revenue and risk that PROS’ revenue model will not continue to provide predictability of the PROS business, (h) the risk that PROS will not be able to maintain historical maintenance renewal rates, (i) personnel and other risks associated with growing a business generally, (j) the risk that modification or negotiation of contractual arrangements will be necessary during PROS’ implementations of its solutions, (k) the impact of currency fluctuations on PROS’ results of operations, (l) civil and political unrest in regions in which PROS operates, (m) the risk that reseller and other relationships do not increase sales of PROS’ solutions and (n) the risk that fluctuations in our earnings by jurisdiction could require changes in our valuation allowance against our deferred tax assets resulting in non-cash charges in future periods to our income tax provision and related effective tax rate. Additional information relating to the uncertainty affecting the PROS business is contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income (loss) from operations, bookings, amortization of convertible debt discount and debt issue cost, tax rate, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP revenue, non-GAAP income (loss) from operations, and non-GAAP tax rates (collectively the "non-GAAP financial measures") as follows:

Non-GAAP revenue: Business combination accounting principles under GAAP require us to recognize the fair value of software subscription, maintenance and professional services contracts assumed in our acquisitions of SignalDemand, Inc. and Cameleon. A portion of these software subscription and professional services are deferred and typically recognized over the term of the software subscription contract, so our GAAP revenues during the term of the contract after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred software subscription and professional services revenues were not written down to fair value. The revenue for maintenance is deferred and typically recognized over a one-year period, so our GAAP revenues for the one-year period after the acquisition do not reflect the full amount of revenues that would have been reported if the acquired deferred maintenance revenue was not written down to fair value. The non-GAAP revenue adjustments eliminate the effect of the deferred revenue write-down and include the costs associated with the revenue adjustment. We believe these adjustments to the revenue from these contracts and to the associated costs are useful to investors as an additional means to reflect revenue trends of our business.

Non-GAAP income from operations: Non-GAAP income from operations includes the non-GAAP revenue discussed above and also excludes the impact of non-recurring acquisition-related expenses, stock-based compensation, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, recovery of bankruptcy claim, as well as the tax consequences associated with the stock-based compensation costs arising from our acquisitions of Signal Demand and Cameleon.  The non-GAAP income from operations excludes the following items from non-GAAP estimates:

•
Acquisition-Related Expenses: Acquisition-related expenses include transaction fees, due diligence costs and other one-time direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing and size of the acquisitions. We exclude acquisition-related expenses to provide investors a method to compare our operating results to prior periods and to peer companies because such amounts can vary significantly based on the frequency of acquisitions and magnitude of acquisition expenses.

•
Share-Based Compensation:  Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.

•
Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition.  While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount and Issuance Costs: Amortization of debt discount and issuance costs are related to our Senior Notes due 2019. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

•
Taxes: We exclude the tax consequences associated with non-GAAP items to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly. In the fourth quarter of 2014, we concluded that it is more likely than not that we will be unable to fully realize our deferred tax assets and accordingly, established a valuation allowance against those assets. The ongoing impact of the valuation allowance on our non-GAAP effective tax rate has been eliminated to allow investors to better understand our business performance and compare our operating results with peer companies.

Bookings: Bookings are comprised of new customer contracts, excluding maintenance in excess of one year, and include term license and subscription renewals, that we believe to be firm commitments to provide our software solutions and related services. Bookings by their nature are significantly based on estimates and judgments that we make regarding total contract values, and our bookings growth projections are not meant as a substitute measure for revenue in accordance with GAAP. We believe our annual bookings growth projection is useful to investors as an additional means to reflect our annual business performance.
Non-GAAP Tax Rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the excluded tax consequences of the excluded non-GAAP items.
These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact: PROS Investor Relations
Staci Strauss Mortenson
646-277-1200
Staci.Mortenson@icrinc.com

Media Contact: PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	March 31, 2015	December 31, 2014
Assets:
Current assets:
Cash and cash equivalents	$141,660	$161,019
Short-term investments	12,487	—
Accounts and unbilled receivables, net of allowance of $714 and $868, respectively	58,232	71,095
Prepaid and other current assets	7,943	8,075
Restricted cash - current	100	100
Total current assets	220,422	240,289
Property and equipment, net	15,175	15,788
Intangibles, net	17,736	20,195
Goodwill	20,297	21,563
Other long-term assets	1,659	2,290
Total assets	$275,289	$300,125
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and other liabilities	$8,130	$10,564
Accrued liabilities	5,551	5,355
Accrued payroll and other employee benefits	5,854	15,154
Deferred revenue	54,411	57,313
Total current liabilities	73,946	88,386
Long-term deferred revenue	2,240	1,121
Convertible debt, net	111,886	110,448
Other long-term liabilities	941	1,171
Total liabilities	189,013	201,126
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 33,911,986 and 33,477,810 shares issued, respectively; 29,494,401 and 29,060,225 shares outstanding, respectively	35	34
Additional paid-in capital	138,437	134,375
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated Deficit	(33,453)	(19,223)
Accumulated other comprehensive loss	(4,805)	(2,249)
Total stockholders’ equity	86,276	98,999
Total liabilities and stockholders’ equity	$275,289	$300,125

PROS Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2015	2014
Revenue:
License	$11,192	$11,863
Services	9,631	12,116
Subscription	7,300	4,313
Total license, services and subscription	28,123	28,292
Maintenance and support	15,556	12,621
Total revenue	43,679	40,913
Cost of revenue:
License	50	63
Services	8,939	9,556
Subscription	3,075	2,168
Total license, services and subscription	12,064	11,787
Maintenance and support	2,937	2,759
Total cost of revenue	15,001	14,546
Gross profit	28,678	26,367
Operating expenses:
Selling and marketing	18,193	14,206
General and administrative	10,598	8,249
Research and development	11,610	11,022
Acquisition-related	—	1,390
Loss from operations	(11,723)	(8,500)
Convertible debt interest and amortization	(2,185)	—
Other expense, net	(212)	(972)
Loss before income tax provision	(14,120)	(9,472)
Income tax provision (benefit)	110	(560)
Net loss	$(14,230)	$(8,912)
Net loss attributable to non-controlling interest	—	(457)
Net loss attributable to PROS Holdings, Inc.	(14,230)	(8,455)
Net loss per share attributable to PROS Holdings, Inc.:
Basic	$(0.48)	$(0.29)
Diluted	$(0.48)	$(0.29)
Weighted average number of shares:
Basic	29,375	28,668
Diluted	29,375	28,668

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2015	2014
Operating activities:
Net loss	$(14,230)	$(8,912)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,395	2,591
Amortization of debt discount and issuance costs	1,466	—
Share-based compensation	7,745	4,407
Provision for doubtful accounts	(154)	(200)
Changes in operating assets and liabilities:
Accounts and unbilled receivables	13,065	6,732
Prepaid expenses and other assets	754	(812)
Accounts payable and other liabilities	(1,918)	223
Accrued liabilities	474	(366)
Accrued payroll and other employee benefits	(9,304)	(760)
Deferred revenue	(1,727)	506
Net cash (used in) provided by operating activities	(1,434)	3,409
Investing activities:
Purchase of property and equipment	(1,110)	(1,656)
Acquisition of Cameleon Software, net of cash acquired	—	(22,048)
Capitalized internal-use software development costs	(118)	(730)
Change in restricted cash	—	37,240
Purchases of short-term investments	(12,487)	—
Net cash (used in) provided by investing activities	(13,715)	12,806
Financing activities:
Exercise of stock options	256	944
Proceeds from employee stock plans	382	—
Tax withholding related to net share settlement of restricted stock units	(4,319)	(12,063)
Payments of notes payable	(107)	—
Debt issuance costs related to convertible debt	(408)	—
Increase in PROS' ownership in Cameleon Software	—	(2,693)
Net cash provided by financing activities	(4,196)	(13,812)
Effect of foreign currency rates on cash	(14)	(51)
Net change in cash and cash equivalents	(19,359)	2,352
Cash and cash equivalents:
Beginning of period	161,019	44,688
End of period	$141,660	$47,040

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Month Ended March 31,		Year over Year
	2015	2014	% change
GAAP revenue	$43,679	$40,913	7%
Non-GAAP adjustment:
Acquisition-related deferred revenue write-down	1,164	$1,966
Non-GAAP revenue	$44,843	$42,879	5%

GAAP gross profit	$28,678	$26,367	9%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down, net of cost of revenue	421	1,141
Acquisition-related foreign taxes on equity grants	—	68
Amortization of intangible assets	557	605
Share-based compensation	1,013	722
Non-GAAP gross profit	$30,669	$28,903	6%

Non-GAAP gross margin	68.4%	67.4%

GAAP loss from operations	$(11,723)	$(8,500)	38%
Non-GAAP adjustments:
Acquisition-related deferred revenue write-down, net of cost of revenue	421	1,141
Acquisition-related expenses	—	1,390
Acquisition-related foreign taxes on equity grants	—	942
Amortization of intangible assets	1,100	1,353
Accretion expense for acquisition-related contingent consideration	11	65
Recovery of bankruptcy claim	(626)	—
Share-based compensation	7,745	4,359
Total Non-GAAP adjustments	$8,651	$9,250
Non-GAAP (loss) income from operations	$(3,072)	$750	(510)%

Non-GAAP (loss) income from operations % of total revenue	(6.9)%	1.7%

GAAP net loss	$(14,230)	$(8,912)	59.7%
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting (loss) income from operations	8,651	9,250
Amortization of debt discount and issuance costs	1,466	—
Acquisition-related foreign currency loss	—	593
Tax impact related to non-GAAP adjustments	1,534	(708)
Non-GAAP net (loss) income	$(2,579)	$223	nm
Non-GAAP loss attributable to non-controlling interest	—	(87)
Non-GAAP (loss) income attributable to PROS Holdings, Inc.	$(2,579)	$310

Non-GAAP diluted (loss) earnings per share attributable to PROS Holdings, Inc.	$(0.09)	$0.01

Shares used in computing non-GAAP earnings per share	29,375	30,605

PROS Holdings, Inc.
Supplemental Schedule of Non-GAAP Financial Measures
Increase (Decrease) in GAAP Amounts Reported
(In thousands)
(Unaudited)

	For the Three Month Ended March 31,
	2015	2014
Revenue Items
Acquisition-related deferred revenue write-down - service revenue	1,045	1,061
Acquisition-related deferred revenue write-down - subscription revenue	95	604
Acquisition-related deferred revenue write-down - maintenance revenue	24	301
Total revenue items	$1,164	$1,966

Cost of License Items
Amortization of intangible assets	10	12
Total cost of license items	$10	$12

Cost of Services Items
Acquisition-related deferred cost write-down	(743)	(825)
Acquisition-related foreign taxes on equity grants	—	50
Amortization of intangible assets	—	21
Share-based compensation	867	650
Total cost of services items	$124	$(104)

Cost of Subscription Items
Acquisition-related foreign taxes on equity grants	—	18
Amortization of intangible assets	384	389
Share-based compensation	80	25
Total cost of subscription items	$464	$432

Cost of Maintenance Items
Amortization of intangible assets	163	183
Share-based compensation	66	47
Total cost of maintenance items	$229	$230

Sales and Marketing Items
Acquisition-related foreign taxes on equity grants	—	196
Amortization of intangible assets	458	653
Share-based compensation	2,032	1,189
Total sales and marketing items	$2,490	$2,038

General and Administrative Items
Acquisition-related foreign taxes on equity grants	—	416
Accretion expense for acquisition-related contingent consideration	11	65
Amortization of intangible assets	85	95
Recovery of bankruptcy claim	(626)	—
Share-based compensation	3,348	1,483
Total general and administrative items	$2,818	$2,059

Research and Development Items
Acquisition-related foreign taxes on equity grants	—	262
Share-based compensation	1,352	965
Total research and development items	$1,352	$1,227

Acquisition-related expenses	$—	$1,390

PROS Holdings, Inc.
New Metrics
(Dollars in thousands)
(Unaudited)

We are adding the following supplemental information to provide a greater transparency and more complete understanding of the underlying results and trends of the ongoing business for the three months ended:

	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Bookings	$26,457	$52,015	$24,487	$33,119	$21,377